EXHIBIT 99

Contact: Gavin de Windt Investor Relations Manager Phone: 703 506-9460 Email address: gdewindt@cel-sci.com

CEL-SCI Receives $2.1 Million from Warrant Exercises

Vienna, VA, June 27, 2018 - CEL-SCI Corporation (NYSE American: CVM),  in response to shareholder questions, updates its shareholders on the amount of money received from warrant exercises since April 1, 2018.  Since that time CEL-SCI has received $2,133,677 through the exercise of warrants by investors to purchase the Company's common stock.  The number of shares outstanding is 19,518,106.

About CEL-SCI Corporation

CEL-SCI's work is focused on finding the best way to activate the immune system to fight cancer and infectious diseases. The Company has operations in Vienna, Virginia, and in/near Baltimore, Maryland.